Exhibit 32



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      In connection with the Quarterly Report of Coventure International, Inc.
(the "Company") on Form 10-QSB for the period ending January 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), John Hromyk, the President and Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                   By: /s/ John Hromyk
                                       ------------------------------
                                       John Hromyk
                                       President and Principal Financial Officer


March 19, 2004